NEWS RELEASE

Exhibit 99.1

Encore Energy Partners LP Announces First Quarter 2011 Results

Houston – May 10, 2011 - (Business Wire) – Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its unaudited first quarter 2011 results.

Summary of First Quarter 2011 Results

The following table highlights certain reported amounts for the first quarter of 2011 (common units and dollars in millions, except quarterly distribution per unit):

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Adjusted EBITDAX	$32.3	$31.8
Adjusted net income	$13.3	$11.3
Distributable cash flow	$27.8	$27.9
Total distributions to be paid	$22.5	$22.9
Quarterly distribution per unit	$0.49	$0.50
Weighted average common units outstanding	45.5	45.3
Total units to which Q1 distributions will be paid	46.0	45.8
Oil and natural gas revenues	$47.2	$48.6
Average daily production volumes (BOE/D)	8,463	9,034
Oil volumes as a percentage of total production volumes	64%	60%
Oil and natural gas development & exploration costs	$1.2	$0.5

Adjusted EBITDAX totaled $32.3 million for the first quarter of 2011 and distributable cash flow totaled $27.8 million. Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures, which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.

ENP's net loss for the first quarter of 2011 was $34.4 million ($(0.76) per common unit) as compared to net income of $17.4 million ($0.38 per common unit) for the first quarter of 2010 primarily due to a $48.1 million non-cash, unrealized mark-to-market loss on our commodity derivatives contracts in 2011.

Average daily production for the first quarter of 2011 was 5,444 Bbls of oil per day, 15,368 Mcf of natural gas per day, 457 Bbls of natural gas liquids per day compared to 5,438 Bbls of oil per day, 16,834 Mcf of natural gas per day and 790 Bbls of natural gas liquids per day for the first quarter of 2010, for a combined 8,463 barrels of oil equivalent per day ("BOE/D") in the first quarter of 2011 compared to 9,034 BOE/D in the first quarter of 2010.

For the first quarter of 2011, the Partnership's average realized wellhead oil price was $79.64 per Bbl compared to $73.57 per Bbl for the first quarter of 2010, and the average realized wellhead natural gas price was $4.19 per Mcf compared to $5.69 per Mcf in the first quarter of 2010. During the first quarter of 2011, the Partnership's oil and natural gas differentials to NYMEX averaged a negative sixteen percent ($14.61 per Bbl) and a positive two percent ($0.08 per Mcf), respectively. The average NYMEX oil price was $94.25 per Bbl in the first quarter of 2011, and the average NYMEX natural gas price was $4.11 per Mcf.

Recent Event

On March 24, 2011, Vanguard Natural Resources, LLC (“VNR”) delivered a formal proposal to the chairman of the Conflicts Committee (the “Conflicts Committee”) of ENP GP to acquire all of the outstanding common units of ENP, for consideration of 0.72 common unit of VNR for each outstanding common unit of ENP in a transaction to be structured as a merger of ENP with a subsidiary of VNR.  The Conflicts Committee of ENP GP has retained Bracewell & Giuliani as legal advisors and Jefferies & Company as financial advisors to assist in the evaluation of the proposal from VNR.  The proposal is subject to customary terms and conditions, including applicable board and special committee approvals and the negotiation of definitive agreements.  The Conflicts Committee of ENP GP and its advisors are currently considering the proposal and expect to respond to the VNR Conflicts Committee in due course.

Hedging Activities

We enter into derivative transactions in the form of hedging arrangements to reduce the impact of oil and natural gas price volatility on our cash flow from operations. We have mitigated some of the volatility through 2013 for natural gas and through 2014 for crude oil by implementing a hedging program on a portion of our total anticipated production. At March 31, 2011, the fair value of commodity derivative contracts was a net liability of approximately $71.4 million, of which $18.3 million settles during the next twelve months. Currently, we use fixed-price swaps, puts and NYMEX collars to hedge oil and natural gas prices.

The following table summarizes new commodity derivative contracts put in place during the three months ended March 31, 2011:

	April 1, – December 31, 2011	Year 2012	Year 2013	Year 2014
Oil Positions:
Collars:
Notional Volume (Bbls)	—	201,300	—	—
Floor Price ($/Bbl)	$—	$80.00	$—	$—
Ceiling Price ($/Bbl)	$—	$100.00	$—	$—

The following table summarizes all commodity derivative contracts in place at March 31, 2011:

	April 1, – December 31, 2011	Year 2012	Year 2013	Year 2014
Gas Positions:
Fixed Price Swaps:
Notional Volume (MMBtu)	2,805,550	3,367,932	2,993,000	—
Fixed Price ($/MMBtu)	$6.06	$5.75	$5.10	$—
Puts:
Notional Volume (MMBtu)	934,450	328,668	—	—
Fixed Price ($/MMBtu)	$6.31	$6.76	$—	$—
Total Gas Positions:
Notional Volume (MMBtu)	3,740,000	3,696,600	2,993,000	—

	April 1, – December 31, 2011	Year 2012	Year 2013	Year 2014
Oil Positions:
Fixed Price Swaps:
Notional Volume (Bbls)	394,625	947,940	1,295,750	1,168,000
Fixed Price ($/Bbl)	$81.62	$83.29	$88.95	$88.95
Collars:
Notional Volume (Bbls)	517,000	475,800	—	—
Floor Price ($/Bbl)	$80.00	$74.23	$—	$—
Ceiling Price ($/Bbl)	$96.49	$90.98	$—	$—
Total Oil Positions:
Notional Volume (Bbls)	911,625	1,423,740	1,295,750	1,168,000

Cash Distributions

On May 13, 2011, Encore will pay a first quarter cash distribution of $0.49 per unit to its unitholders of record as of May 6, 2011.  This quarterly distribution payment represents a $0.01 decrease from the $0.50 per unit quarterly distributions paid in 2010.

Capital Expenditures

Capital expenditures for the drilling, capital workover and recompletion of oil and natural gas properties were approximately $1.2 million in the first quarter of 2011 compared to $0.5 million for the comparable quarter of 2010.  During the three months ended March 31, 2011, Encore spent approximately $0.8 million on maintenance of non-operated properties and approximately $0.4 million on operated oil wells in the Williston Basin to return them to production.

Liquidity Update

At March 31, 2011, ENP had $224 million outstanding under its revolving credit facility and $151 million of remaining availability. On April 14, 2011, the borrowing base was increased to $400 million pursuant to the semi-annual redetermination.  On May 9, 2011, there were $224 million of outstanding borrowings and $176 million of borrowing capacity under the Credit Agreement.

As shown on the March 31, 2011 balance sheet, all borrowings under the revolving credit facility are reflected as current liabilities.  This is due to the revolving credit facility maturing within one year (March 7, 2012).  We are currently evaluating our options which, based on discussions with lenders, include extending the term of the revolving credit facility or refinancing under a new revolving credit facility.  We will continue to monitor these options with lenders (and consider other potential solutions) in the coming months.  However, the size or term of any extension to the revolving credit facility or replacement of the revolving credit facility may be significantly impacted should we consummate the proposed merger with VNR.

Conference Call Information

Encore will host a conference call today to discuss its first quarter results at 11:00 a.m. Eastern Time (10:00 a.m. Central). To access the call, please dial (877) 941-0843 or (480) 629-9643, for international callers and ask for the Encore Energy Partners call a few minutes prior to the start time. The conference call will also be broadcast live via the Internet and can be accessed through the investor relations section of Encore’s website, http://www.encoreenp.com.

A telephonic replay of the conference call will be available through June 10, 2011 and may be accessed by calling (303) 590-3030 and using the pass code 4434758#. A webcast archive will be available on the Investor Relations page at www.encoreenp.com shortly after the call and will be accessible for approximately 30 days. For more information, please contact Lisa Godfrey at (832) 327-2234 or email at enpir@vnrllc.com.

About Encore Energy Partners LP

Encore Energy Partners LP is a publicly traded master limited partnership focused on the acquisition, production, and development of oil and natural gas properties.  ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.  By virtue of Vanguard Natural Resources, LLC’s (NYSE: VNR)  (“Vanguard”) acquisition of Encore Energy Partners GP LLC and certain limited partner interests in Encore Energy Partners LP from Denbury Resources Inc. (NYSE: DRI) on December 31, 2010, Vanguard now owns approximately 46% of the common units of ENP.  More information on Vanguard can be found at www.vnrllc.com. More information on ENP can be found at www.encoreenp.com.

Forward-Looking Statements

This press release includes forward-looking statements, which give ENP's current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including ENP's evaluation of strategic alternatives, possible future transactions (including the timing or effects thereof), potential changes in ENP's current business plan, increases in unitholder value expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, and expected differentials. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP's business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP's ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP's assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP's properties; diversion of management's attention from existing operations while pursuing acquisitions; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP's competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP's most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.

ENCORE ENERGY PARTNERS LP
OPERATING STATISTICS
 (unaudited)

	Three Months Ended March 31,
	2011	2010
Average realized prices:
Oil ($/Bbl)	$79.64	$73.57
Natural gas ($/Mcf)	$4.19	$5.69
Natural gas liquids ($/Bbl)	$56.82	$55.49
Combined ($/BOE)	$61.91	$59.75

Total production volumes:
Oil (MBbls)	490	489
Natural gas (MMcf)	1,383	1,515
Natural gas liquids (MBbls)	41	71
Combined (MBOE)	762	813

Average daily production volumes:
Oil (Bbls/D)	5,444	5,438
Natural gas (Mcf/D)	15,368	16,834
Natural gas liquids (Bbls/D)	457	790
Combined (BOE/D)	8,463	9,034

Average NYMEX prices:
Oil (per Bbl)	$94.25	$78.61
Natural gas (per Mcf)	$4.11	$5.36

ENCORE ENERGY PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)
(unaudited)

	Three months ended
	March 31,
	2011	2010
Revenues:
Oil	$39,020	$36,010
Natural gas	5,793	8,622
Natural gas liquids	2,339	3,943
Marketing	47	70
Commodity derivative fair value loss – realized	(3,345)	(707)
Commodity derivative fair value gain (loss) - unrealized	(48,125)	6,179
Total revenues	(4,271)	54,117

Expenses:
Production:
Lease operating	8,010	11,619
Production taxes and marketing	4,322	5,066
Depletion, depreciation, and amortization	11,614	12,851
Exploration	-	21
General and administrative	3,330	3,728
Total expenses	27,276	33,285
Operating income (loss)	(31,547)	20,832
Other income (expenses):
Interest	(2,170)	(2,377)
Interest rate derivative fair value loss – realized	(972)	(982)
Interest rate derivative fair value gain (loss) -unrealized	395	(59)
Other	1	25
Total other expenses	(2,746)	(3,393)

Income (loss) before income taxes	(34,293)	17,439
Income tax provision	(112)	(26)
Net income (loss)	$(34,405)	$17,413
Net income (loss) allocation
Limited partners' interest in net income (loss)	$(34,027)	$17,221
General partner's interest in net income (loss)	$(378)	$192

Net income (loss) per common unit:
Basic	$(0.76)	$0.38
Diluted	$(0.76)	$0.38
Weighted average common units outstanding:
Basic	45,473	45,299
Diluted	45,473	45,324

ENCORE ENERGY PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit amounts)
	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,488	$1,380
Accounts receivable - trade	21,985	22,795
Derivatives	416	2,604
Other	2,462	470
Total current assets	26,351	27,249
Properties and equipment, at cost - successful efforts method:
Proved properties, including wells and related equipment	859,230	857,999
Unproved properties	25	17
Accumulated depletion, depreciation, and amortization	(270,868)	(259,575)
	588,387	598,441
Other property and equipment	1,531	1,327
Accumulated depreciation	(671)	(613)
	860	714
Goodwill	9,290	9,290
Other intangibles, net	2,936	3,012
Derivatives	-	836
Other	-	1,778
Total assets	$627,824	$641,320
Liabilities and partners’ equity
Current liabilities:
Accounts payable:
Trade	$2,796	$2,103
Affiliate	1,571	98
Accrued liabilities:
Lease operating	4,298	4,550
Development capital	1,354	890
Interest	221	298
Production taxes and marketing	12,061	10,109
Derivatives	19,715	3,530
Oil and natural gas revenues payable	1,636	1,730
Credit agreement	224,000	-
Other	1,442	1,278
Total current liabilities	269,094	24,586
Derivatives	53,155	20,681
Future abandonment cost, net of current portion	13,198	13,080
Deferred taxes	82	11
Credit agreement	-	234,000
Total liabilities	335,529	292,358
Commitments and contingencies
Partners' equity:
Limited partners - public, 24,557,549 and 24,417,512 common units issued and outstanding respectively	309,571	340,126
Limited partners - affiliates, 20,924,055 common units issued and outstanding	(15,909)	10,125
General partner - 504,851 general partner units issued and outstanding	(722)	(94)
Accumulated other comprehensive loss	(645)	(1,195)
Total partners' equity	292,295	348,962
Total liabilities and partners' equity	$627,824	$641,320

Non-GAAP Financial Measure

Adjusted EBITDAX

We define Adjusted EBITDAX as net income (loss) plus:

•	Net interest expense, including write-off of deferred financing fees and realized gains and losses on interest rate derivative contracts;

•	Depletion, depreciation and amortization (including accretion of asset retirement obligations);

•	Exploration expense;

•	Amortization of premiums paid on derivative contracts;

•	Unrealized gains and losses on commodity and interest rate derivative contracts;

•	Income taxes;

•	Unit-based compensation expense; and

•	Non-cash debt related expense paid by previous owner.

Adjusted EBITDAX is a significant performance metric used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors, debt service and capital expenditures) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts, and others to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry.

 Our Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Distributable Cash Flow

We present Distributable Cash Flow in addition to our reported net income (loss) in accordance with GAAP.  Distributable Cash Flow is a non-GAAP financial measure that is defined as net income (loss) plus:

•	Depletion, depreciation and amortization (including accretion of asset retirement obligations);

•	Exploration expense

•	Amortization of premiums paid on derivative contracts;

•	Unrealized gains and losses on other commodity and interest rate derivative contracts;

•	Unit-based compensation expense; and

•	Non-cash debt related expense paid by previous owner

Less:

•	Drilling, capital workover and recompletion expenditures.

Distributable Cash Flow is used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates.  While Distributable Cash Flow is measured on a quarterly basis for reporting purposes, management must consider the timing and size of its planned capital expenditures in determining the sustainability of its quarterly distribution.  Capital expenditures are typically not spent evenly throughout the year due to a variety of factors including weather, rig availability, and the commodity price environment.  As a result, there will be some volatility in Distributable Cash Flow measured on a quarterly basis.  Distributable Cash Flow is not intended to be a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

ENCORE ENERGY PARTNERS LP
Reconciliation of Net Income (Loss) to Adjusted EBITDAX and Distributable Cash Flow
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2011	2010
Net income (loss)	$(34,405)	$17,413
Plus:
Net interest expense, including realized losses on interest rate derivative contracts	3,141	3,334
Depletion, depreciation and amortization	11,614	12,851
Exploration expense	-	21
Amortization of premiums paid on derivative contracts	3,953	2,420
Unrealized (gains) losses on commodity and interest rate derivative contracts	47,730	(6,120)
Income taxes	112	26
Unit-based compensation expense	180	906
Non-cash debt related expense paid by previous owner	-	938
Adjusted EBITDAX	$32,325	$31,789
Less:
Interest expense, net	3,141	3,334
Income taxes	112	26
Drilling, capital workover and recompletion expenditures	1,239	534
Distributable Cash Flow	$27,833	$27,895

Adjusted Net Income

We present Adjusted Net Income in addition to our reported net income in accordance with GAAP.  Adjusted Net Income is a non-GAAP financial measure that is defined as net income (loss) plus:

•	Unrealized gains and losses on other commodity derivative contracts; and

•	Unrealized gains and losses on interest rate derivative contracts.

This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and non-cash natural gas and oil property impairment charge will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results.  Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

ENCORE ENERGY PARTNERS LP
Reconciliation of Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net income (loss)	$(34,405)	$17,413
Plus:
Unrealized (gains) losses on commodity and interest rate derivative contracts	47,730	(6,120)
Total adjustments	47,730	(6,120)

Adjusted Net Income	$13,325	$11,293

Basic net income (loss) per unit:	$(0.76)	$0.38
Plus:
Unrealized (gains) losses on commodity and interest rate derivative contracts	1.05	(0.13)
Basic adjusted net income per unit:	$0.29	$0.25

Important Information for Investors

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Encore Energy Partners, LP (“ENP”) and Vanguard Natural Resources, LLC (“VNR”), pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”).  If the proposed merger is approved, a registration statement of VNR, which will include a joint proxy statement of ENP and VNR, which will also constitute a prospectus of VNR, and other materials, will be filed with the SEC. IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENP, VNR AND THE PROPOSED MERGER. If and when applicable, investors and security holders may obtain a free copy of the joint proxy statement / prospectus and other documents containing information about ENP and VNR, without charge, at the SEC’s website at www.sec.gov

SOURCE: Encore Energy Partners LP

CONTACT: Encore Energy Partners LP

Investor Relations

Lisa Godfrey, 832-327-2234

enpir@vnrllc.com